UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2016

Odyssey Marine Exploration, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2016, Odyssey Marine Exploration, Inc. (“Odyssey”) and Odyssey Marine Enterprises, Ltd., an indirect, wholly owned subsidiary of Odyssey (“OME”), entered into an Amended and Restated Note Purchase Agreement (the “Restated Note Purchase Agreement”) with Epsilon Acquisitions LLC (“Epsilon”). Epsilon is an investment vehicle controlled by Mr. Alonso Ancira.

Pursuant to the Restated Note Purchase Agreement, Epsilon agreed to lend an aggregate of $6.0 million to OME, $3.0 million of which has already been advanced. Subject to the satisfaction or waiver of the conditions set forth in the Restated Note Purchase Agreement, Epsilon will lend the remaining $3.0 million to OME upon request by OME. The indebtedness is evidenced by an amended and restated secured convertible promissory note (the “Restated Note”) and bears interest at a rate equal to 10.0% per annum. Unless otherwise converted as described below, the entire outstanding principal balance under the Restated Note and all accrued interest and fees are due and payable on March 18, 2017. Odyssey unconditionally and irrevocably guaranteed all of OME’s obligations under the Restated Note Purchase Agreement and the Restated Note.

Epsilon has the right to convert all amounts outstanding under the Restated Note into shares of Odyssey common stock upon 75 days’ notice to OME or upon a merger, consolidation, third party tender offer, or similar transaction relating to Odyssey at the applicable conversion price, which is (a) $5.00 per share with respect to the $3.0 million already advanced under the Restated Note and (b) with respect to additional advances under the Restated Note, the five-day volume-weighted average price of Odyssey’s common stock for the five trading day period ending on the trading day immediately prior to the date on which OME submits a borrowing notice for such advance. Upon the occurrence and during the continuance of an event of default, the conversion price will be reduced to one-half of the otherwise applicable conversion price. Pursuant to an Amended and Restated Waiver and Consent (the “Restated Waiver”) to the Stock Purchase Agreement, dated as of March 11, 2015 (as amended, the “Stock Purchase Agreement”), among Odyssey, Penelope Mining LLC (“Penelope”), and Minera del Norte, S.A. de C.V. (“Minosa”) executed in connection with the Restated Note Purchase Agreement, following any conversion of the indebtedness evidenced by the Restated Note, Penelope may elect to reduce its commitment to purchase preferred stock of Odyssey under the Stock Purchase Agreement by the amount of indebtedness converted by Epsilon.

Pursuant to the Restated Waiver, Odyssey agreed to waive its rights to terminate the Stock Purchase Agreement in accordance with the terms thereof until March 31, 2017. The obligations under the Restated Note may be accelerated upon the occurrence of specified events of default including (a) OME’s failure to pay any amount payable under the Restated Note on the date due and payable; (b) OME’s or Odyssey’s failure to perform or observe any term, covenant, or agreement in the Restated Note or the related documents, subject to a five-day cure period; (c) the occurrence and expiration of all applicable grace periods, if any, of an event of default or material breach by OME, Odyssey or any of their affiliates under any of the other loan documents; (d) the termination of the Stock Purchase Agreement; (e) commencement of certain specified dissolution, liquidation, insolvency, bankruptcy, reorganization, or similar cases or actions by or against OME or any of its subsidiaries, in specified circumstances unless dismissed or stayed within 60 days; (f) the entry of a judgment or award against

OME or any of its subsidiaries in excess of $100,000; and (g) the occurrence of a change in control (as defined in the Restated Note).

Pursuant to amended and restated pledge agreements (the “Restated Pledge Agreements”) entered into by Odyssey, OME, and Marine Exploration Holdings, LLC (collectively, the “Odyssey Pledgors”) in favor of Epsilon, the Odyssey Pledgors pledged and granted security interests to Epsilon in (a) the 54 million quotas (a unit of ownership under Panamanian law) of Oceanica Resources S. de R.L. (“Oceanica”) held by OME, (b) all notes and other receivables from Oceanica and its subsidiary owed to the Odyssey Pledgors, and (c) all of the outstanding equity in OME.

In connection with the execution and delivery of the Restated Note Purchase Agreement, Odyssey and Epsilon entered into an amended and restated registration rights agreement (the “Restated Registration Rights Agreement”) pursuant to which Odyssey agreed to register the offer and sale of the shares (the “Conversion Shares”) of Odyssey common stock issuable upon the conversion of the indebtedness evidenced by the Restated Note. Subject to specified limitations set forth in the Restated Registration Rights Agreement, including that Odyssey is eligible to use Form S-3, the holder of the Restated Note can require Odyssey to register the offer and sale of the Conversion Shares if the aggregate offering price thereof (before any underwriting discounts and commissions) is not less than $3.0 million. In addition, Odyssey agreed to file a registration statement relating to the offer and sale of the Conversion Shares on a continuous basis promptly (but in no event later than 60 days after) after the conversion of the Restated Note into the Conversion Shares and to thereafter use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission.

In connection with the execution and delivery of the Restated Note Purchase Agreement, Odyssey also delivered to Epsilon a common stock purchase warrant (the “Warrant”) pursuant to which Epsilon has the right to purchase up to 120,000 shares of Odyssey’s common stock at an exercise price of $3.52 per share, which exercise price represents the five-day volume-weighted average price of Odyssey’s common stock for the five trading day period ending on the trading day immediately prior to the day on which the Warrant was issued. Epsilon may exercise the Warrant in whole or in part at any time during the period ending October 1, 2021. The Warrant includes a cashless exercise feature and provides that, if Epsilon is in default of its obligations to fund any advance pursuant to and in accordance with the Restated Note Purchase Agreement, then, thereafter, the maximum aggregate number of shares of common stock that may be purchased under the Warrant shall be the number determined by multiplying 120,000 by a fraction, (a) the numerator of which is the aggregate principal amount of advances that have been extended to the OME by Epsilon pursuant to the Restated Note Purchase Agreement on or after the date of the Warrant and prior to the date of such failure and (b) the denominator of which is $3.0 million.

The Restated Note Purchase Agreement, the Restated Note, the Restated Pledge Agreements, the Restated Registration Rights Agreement, and the Warrant include representations and warranties and other covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the Restated Note Purchase Agreement, the Restated Note, the Restated Waiver, and the Warrant are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Amended and Restated Note Purchase Agreement, dated October 1, 2016, among Epsilon Acquisitions LLC, Odyssey Marine Enterprises, Ltd., and Odyssey Marine Exploration, Inc.

10.2	Amended and Restated Convertible Promissory Note, dated October 1, 2016, by Odyssey Marine Enterprises, Ltd., in favor of Epsilon Acquisitions LLC.

10.3	Amended and Restated Waiver and Consent, dated October 1, 2016, among Odyssey Marine Exploration, Inc., Odyssey Marine Enterprises, Ltd., Penelope Mining LLC, and Minera del Norte S.A. de C.V.

10.4	Common Stock Purchase Warrant, dated October 1, 2016, issued by Odyssey Marine Exploration, Inc. to Epsilon Acquisitions LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Marine Exploration, Inc.

Dated: October 6, 2016	By:	/s/ Jay A. Nudi
Jay A. Nudi
Interim Chief Financial Officer